Exhibit 24
POWER OF ATTORNEY
The undersigned, who is a director of Superconductive Components, Inc., an Ohio corporation (the Company), does hereby constitute and appoint Daniel Rooney and Gerald S. Blaskie to be his agents and attorneys in-fact with the power to act fully hereunder without the other and with full power of substitution to act in the name and on behalf of the undersigned;
•	To sign and file with the Securities and Exchange Commission any Post-effective Amendment to the Registration Statement of the Company on Form S-8 (Registration No. 333-97583) (the “Registration Statement”), filed for the purpose of registering under the Securities Act of 1933, as amended, 300,000 shares of the Company’s Common Stock, without par value, to be sold and distributed by the Company pursuant to the Company’s 1995 Stock Option Plan; and
•	To do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises in connection with the filing of the Post-effective Amendment to the Registration Statement as fully as the undersigned could or might do in person, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
Each agent named above is hereby empowered to determine in his discretion the times when, the purposes for, and the names in which, any power conferred upon him herein shall be exercised and the terms and conditions of any instrument, certificate or document which may be executed by him pursuant to this instrument.
This Power of Attorney shall not be affected by the disability of the undersigned or the lapse of time.
The validity, terms and enforcement of this Power of Attorney shall be governed by those laws of the State of Ohio that apply to instruments negotiated, executed, delivered and performed solely within the State of Ohio.
This Power of Attorney may be executed in any number of counterparts, each of which shall have the same effect as if it were the original instrument and all of which shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 20th day of June, 2006.

/s/ Robert H. Peitz
Robert H. Peitz